Press Release                        Source: Advantage Capital Development Corp.

Advantage Capital Development Corp. Portfolio Companies Report Significant Developments

Cinema Ride Reports First Year Ticket Sales in Excess of $6 Million - NetWorth Solutions Solidifies Marketing Agreement with Database Solutions MIAMI, Jan. 25, 2005 -- Advantage Capital Development Corp. (OTC Pink Sheets: AVCP) announced today that two of its portfolio companies, Cinema Ride (OTCBB: MOVE) and NetWorth Technologies, Inc. (OTCBB: NWRT) reported significant corporate developments. Cinema Ride, soon to be renamed TIX Corporation, reported first year ticket sales in excess of $6 million. NetWorth Technologies, formally known as Colmena Corp., announced it has entered into a strategic marketing agreement with Database Solutions, Inc. (OTC Pink Sheets: DBSJ).

Advantage Capital Development Corp. recently provided a $500,000 bridge loan in the form of a convertible debenture for Cinema Ride, which through its wholly owned subsidiary Tix4Tonight, sells half-price, same-day Las Vegas show tickets. Last month Advantage Capital participated in a $600,000 strategic investment in NetWorth Technologies, Inc., an information networking, security and IT auditing company.

"From zero to $6 million in first year ticket sales is truly an outstanding accomplishment," said Jeffrey Sternberg, president and CEO of Advantage Capital Development Corp. "Certainly this validates the company's business model. We're very excited about the potential for second year sales when Tix4Tonight moves into its new and more high-profile space next month at the Fashion Show Mall in Las Vegas."

Sternberg said that NetWorth's new agreement with Database Solutions calls for the Toronto, Canada company to market the Reliability Edge, NetWorth Systems' proprietary IT network auditing tool, to insurance companies in Canada and the United States as well as market NetWorth's Database Solutions Agent Intelligence system in the U.S.

"We are encouraged by the quality of NetWorth's technology and its aggressive approach to marketing," Sternberg said. "We believe investments in companies like this can provide long-term value for our shareholders."

About Advantage Capital Development Corp.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

About Cinema Ride, Inc.

Cinema Ride, through its wholly owned subsidiary, Tix4Tonight, opens at noon every day to sell show tickets to many of the great Las Vegas shows at half-price on the same day of the show. The business is currently located next door to the Harley-Davidson Cafe, in a facility along a section of the Strip, which the Company believes has the heaviest foot-traffic in Las Vegas. The Company expects to move from this facility into its permanent South Strip location at the new Hawaiian Marketplace in early 2005. The Company also operates a ticket booth on the north end of the Strip, which is scheduled to cease operations shortly after the opening at the Fashion Show Mall.

About NetWorth Technologies, Inc.

NetWorth Technologies (OTC BB:NWRT.OB - News), is a 12-year-old IT services company. Its portfolio of operating companies consists of NetWorth Systems Inc., an IT network management, security and IT auditing company, and NetWorth Government Systems, which offers IT services and products to municipal, state and federal agencies.

The Company's proprietary solution, the Reliability Edge, evaluates IT asset usage and network security and eases the migration to new software and hardware platforms. NWRT also offers software products from Microsoft, Best and Open Systems.

For more information on NetWorth Technologies Inc. please visit http://www.networthtechnologies.com.

An investment profile about Advantage Capital Development may be found online at http://www.hawkassociates.com/advantagecap/profile.htm .

An online investor kit containing Advantage Capital Development press releases, SEC filings, current price Level II quotes, interactive Java, stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com . Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com .

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Source: Advantage Capital Development Corp.